Exhibit (p) under Form N-1A
                                              Exhibit 99 under Item 601/Reg SK


                      CODE OF ETHICS FOR ACCESS PERSONS

                              Effective 1/1/2001

                              Table of Contents


Section                                                 Page


CODE OF ETHICS

    I.     Fiduciary Duty                                 2

    II.     Reporting                                     2
      Initial Reporting Requirements                      2
      Quarterly Reporting Requirements                    3
      Annual Reporting Requirements                       3
      Exemption for Disinterested Directors               4

   III.   Pre-clearance Requirement                       4

   IV.   Exempt Transactions                              5

   V.    Prohibitions and Restrictions                    5

   VI.   Prohibition on Giving / Receiving Gifts          8

   VII.  Sanctions                                        9

   VIII. Definitions                                     10


Addendum

   Access Persons Procedures                             12
      Process                                            12
      Preclearing Foreign Securities                     12
   Personal Transaction Notification                     14

   Compliance Department Procedures                      15
      Preclearance                                       15
      Initial Reporting Process                          15
      Quarterly Reporting Process                        16
      Annual Reporting Process                           16
      Reporting to the Board of Directors                17
      Record keeping Requirements                        17

17

             CODE OF ETHICS REGARDING PERSONAL SECURITIES TRADING

Pursuant to rule 17j-1 under the Investment Company Act of 1940, this Code of Ethics has been adopted on behalf of the Adviser, the Underwriters, and each investment company that is served by the Board of Directors of the Federated Funds.

I.    Fiduciary Duty

a)    Each Access Person must:

i)    place the Funds' interests ahead of their personal interests;
ii)   avoid  conflicts of interest and the appearance of any conflict with the
                  Funds; and
iii)  conduct  their  personal  transactions  in  a  manner,  which  does  not interfere with Fund portfolio transactions or otherwise take unfair or inappropriate advantage of their relationship to the Fund.

            For example, the failure to recommend or purchase a Covered Security for the Fund may be considered a violation of this Code.

b)    Every Access Person must adhere to these general  fiduciary  principles, and comply with the specific provisions and Associated Procedures of this Code. Technical compliance with the terms of this Code and the Associated Procedures may not be sufficient where the transactions undertaken by an Access Person show a pattern of abuse of the Access Person's fiduciary duty.


II.     Reporting Requirements

      Every Access Person is required to submit reports of all accounts and any transactions in Covered Securities as indicated below.

      Covered Securities transactions of Access Persons will be reviewed for compliance with the provisions of this Code. A violation may result from either a single transaction or multiple transactions if the Compliance Department determines that the provisions of this Code have been violated.

            Initial Reporting Requirements

a)    Within 10  calendar  days of  commencement  of  employment  as an Access
            Person, the Access Person will provide the Compliance Department a list including:

i.    the full name,  description,  number of shares and principal  amount, of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person; and

ii.   the name and  address  of any  broker,  dealer  or bank  maintaining  an account in which any Securities are held.

b)    The  Compliance  Department  will  direct  the  broker,  dealer  or bank maintaining each account to provide duplicate confirmations of all transactions and account statements directly to the attention of the Chief Compliance Officer, in a timely fashion. Each Access Person must assure that such information is received.

            Quarterly Reporting Requirements

c)    Not later than 10 calendar  days after the end of the calendar  quarter, every Access Person must review the information received by the Compliance Department relating to the personal transactions in any Covered Security (other than those personal transactions in Securities exempted under Section IV. of this Code).

d)    Each Access Person must complete the  quarterly  reporting  requirements using TradeComply to:

i.)   confirm  that all  Covered  Security  transactions  during the  previous calendar quarter in all personal and household member accounts have been reported,
ii.)  confirm that all open account  information,  including names of brokers, banks and dealers, addresses and account numbers have been reported,
iii.) notify the Compliance  Department of any new accounts  established  with brokers, banks or dealers during the quarter and the date the account was established,
iv.)  resolve any discrepancies with the Compliance Department, and
v.)   record an electronic signature on TradeComply.

            Annual Reporting Requirements

e)    On an annual  basis  and  within 10  calendar  days of a request  of the
            Compliance Department, every Access Person is required to (1) certify that he or she has read the Code, and (2) acknowledge their understanding of and compliance with the Code, its requirements and Associated Procedures. At the same time, the Access Person must review a current list of securities held in the Access Person's account(s) as reported to the Compliance Department and:

i.)   review for accuracy all  securities  held in all personal and  household member accounts,  including the title,  number of
                  shares  and  principal  amount  of  each  Covered
                  Security  in  which  the  Access  Person  had any
                  direct or indirect beneficial ownership;
ii.)  review for  accuracy all open account  information,  including  names of
                  brokers,   banks  and  dealers,   addresses   and
                  account numbers;
iii.) resolve any discrepancies with the Compliance Department;
iv.)  record an electronic signature on TradeComply.

            Exemption for Disinterested Directors

f)    A  Disinterested   Director  is  exempt  from  the  "initial   reporting
            requirements" and "annual reporting requirements". A Disinterested Director shall be exempt from the "quarterly reporting requirements" so long as, at the time of the personal transaction in the Covered Security, the Disinterested Director neither knew nor should have known that the Covered Security was purchased or sold by the Fund, or considered for purchase or sale.


III. Pre-Clearance Requirement

a)    Access  Persons  must  preclear  every  purchase  or sale  of a  Covered
            Security in which the Access Person has a beneficial interest (including transactions in pension or profit-sharing plans), in accordance with the Associated Procedures governing pre-clearance.

i.)   Domestic securities must be precleared using TradeComply.
ii.)  Foreign  securities  must  be  precleared  using  TradeComply,   and  if
                  approved, must also be precleared by the Head Trader or Senior Vice President in the Federated Global New York office, by submitting a completed "Personal Transaction Notification" form (see addendum) to the Head Trader or Senior Vice President in the Federated Global New York office.
iii.) Access  Persons   without   access  to  TradeComply   must  contact  the
                  Compliance Department for Forms to be used when submitting preclearance requests.

b)    Duration.  Preclearance  Approval remains in effect until the end of the following business day.

c)    Pre-clearance  does not protect  wrongdoing.  Preclearance  approval and the receipt of express prior preclearance approval does not exempt you from the prohibitions outlined in this Code.

      d) Options. When trading options, the Access Person must preclear the underlying security before entering into the option contract.

      e) Pre-clearance requirements do not apply to:

i.)   Non-volitional purchases or sales.
ii.)  Dividend   reinvestment   plan;  or  automatic  payroll  deduction  plan
                  purchases that are either (a) made solely with the dividend proceeds, or (b) whereby an employee purchases securities issued by an employer.
iii.) Exercise  of rights to purchase  and any sales of such rights  issued by an issuer pro rata to all holders of a class of its Covered Securities, to the extent such rights were acquired from such issuer.
iv.)  Purchases  and  sales  of  an  Index   Security  as  determined  by  the
                  Compliance Department.
v.)   Gifts or charitable donations of a Covered Security.
vi.)  Purchases  and sales of Covered  Securities  executed by a person deemed to be an Access Person solely by reason of his position as an Officer and/or Director or Trustee of the Fund. This exemption does not apply to those persons who are Officers and/or Directors of an Underwriter or Adviser.
vii.) Purchases and sales of Covered  Securities  executed by a  Disinterested
                  Director.


IV.  Exempt Transactions

      a) Purchases  or sales of the  following  Securities  are not subject to the  Preclearance or  Prohibitions  and  Restrictions  sections of this Code:
i.)   direct  obligations  of the  Government  of the United  States and U. S.
                  Government Agencies.
ii.)  bankers' acceptances;
iii.) bank certificates of deposit;
iv.)  commercial paper;
v.)   high  quality   short-term  debt   instruments,   including   repurchase
                  agreements; and
vi.)  shares of registered open-end investment companies.

      b) Discretionary Accounts over which the Access Person has no direct or indirect influence or control are not subject to preclearance requirements or blackout periods, but retain the prohibition on IPOs specified in this Code and are subject to all reporting requirements.


V.  Prohibitions and Restrictions

      a) IPOs are Prohibited
            Access Persons may not acquire any Security in an initial public offering ("IPO"); with the exception that IPOs relating to securities of the employer of a spouse, when offered to all employees at the spouse's level, or the demutualization of insurance companies, banks or savings and loans are allowed.

b)    Private Placements Require Prior Compliance Approval
            Access Persons may acquire a Security in a private placement or other limited offering, only if they request and receive the express prior approval of the Compliance Department.

            If an Investment Person receives prior approval and acquires a Security in a private placement, the Investment Person must disclose this investment to the Chief Investment Officer (or his designee) before the Investment Person may participate in any subsequent consideration of any potential investment by the Fund in the issuer of that Security.

            Following a purchase by an Investment Person in an approved personal transaction, any purchase by the Fund of Securities issued by the same company (other than secondary market purchases of publicly traded Securities) will be subject to an independent review by the Compliance Department.

c)    Recommendation to Buy or Sell / Restricted List

            Research analysts covering, recommending or trading a Security in a model portfolio may not execute a personal transaction in that Covered Security within seven (7) days before or after a recommendation is made to "buy" or "sell" that security or it is added to the "restricted list" or the model portfolio trade occurs. This provision supersedes both the de minimis rule provided below and any prior preclearance.

            Other Investment Personnel not involved in recommending a security may not execute a personal transaction in a Covered Security within seven (7) calendar days after a recommendation is made to "buy" or "sell" that security or it is added to the "restricted list." This provision supersedes both the de minimis rule provided below and any prior preclearance.

            Other Access Persons are restricted from executing a personal transaction in any Covered Security for 24 hours after a recommendation is made to "buy" or "sell" that security or it is added to the "restricted list", subject to the de minimis rule, provided below, and prior preclearance.

d)    Fund Trades

            Portfolio managers of a Fund and research analysts covering or recommending a Covered Security are prohibited from purchasing or selling that Security within seven (7) days before or after the Fund purchases or sells that Security. This provision supersedes
            both  the  de  minimis  rule   provided   below  and  any  prior
            preclearance.

            Investment Personnel not involved in recommending a security or ordering a trade in that security may not purchase or sell a Covered Security within seven (7) calendar days after the Fund purchases or sells the same Covered Security, subject to the de minimis rule provided below, and prior preclearance.

            Access Persons are restricted from executing a personal transaction in any Covered Security at any time during which the
            Fund has a pending "buy" or "sell" order for that Covered Security, until the Fund's orders are either executed or withdrawn, subject to the de minimis rule, provided below and prior preclearance.


e)    Prior Knowledge

            No Access Person may execute a personal transaction, directly or indirectly, in any Covered Security, and neither the de minimis rule provided below nor any prior preclearance will apply, when he or she knows, or should have known, that the Covered Security:

i.)   is being considered for purchase or sale by the Fund; or
ii.)  is being purchased or sold by the Fund.

      f) De Minimis Exceptions

            Unless otherwise specified, de minimis rules will apply, whereby:

i.)   blackout periods do not apply for a personal  transaction of $10,000 or
                                                                   -----------
                  less in any large cap security  (defined as  companies  with
                  ----
                  market  capitalization  equaling or exceeding  $10 billion),
                                                                 -----------
                  and

ii.)  fund  transactions of $100,000 or less in a security already held in the
                            --------         --------------------------
                  Fund portfolio will be excluded from "Fund trades" for purposes of prompting a blackout period.

iii.) These de  minimis  provisions  do not  apply to  specified  investment
      ------------------------------------------------------------------------
                  personnel, as provided in Sections V(c) and V(d), above.
                  -------------------------------------------------------

iv.)  De Minimis  rules do not  protect  wrongdoing.  Any  purchase or sale by any Access Person undertaken in reliance on this provision remain subject to the prohibitions enumerated in this Code and the judgment of the Compliance Department, notwithstanding any other provisions of this Code.

g)    Serving on Boards of Directors

            All Investment Personnel are prohibited from serving on the boards of directors of any issuer of a Covered Security, absent express prior authorization from the Compliance Department. Authorization to serve on the board of such a company may be granted in instances where the Compliance Department determines that such board service would be consistent with the interests of the Investment Company and its shareholders. If prior approval to serve as a director of a company is granted, Investment
            Personnel have an affirmative duty to recuse themselves from participating in any deliberations by the Fund regarding possible investments in the securities issued by the company on whose board the Investment Personnel sit. (This shall not limit or restrict service on the Board of Federated Investors, Inc.)


h)    Every Access Person is  prohibited,  in connection  with the purchase or sale, directly or indirectly, by the Access Person of a Security Held or to be Acquired by the Fund from:

i.)   employing any device, scheme or artifice to defraud the Fund;
ii.)  making any untrue  statement  of a material  fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;
iii.) engaging in any act,  practice or course of  business  that  operates or would operate as a fraud or deceit on the Fund; or iv.) engaging in any manipulative practice with respect to the Fund.

                     Examples: Causing the Fund to purchase a Covered Security owned by the Access Person for the purpose of supporting or driving up the price of the Covered Security, and causing the Fund to refrain from selling a Covered Security in an attempt to protect the value of the Access Person's investment, such as an outstanding option.

i)    Notwithstanding   the   other   restrictions   of  this  Code  to  which
            Disinterested  Directors  are subject,  subparagraphs  (a) through
            (d) of this Section V shall not apply to Disinterested Directors.


VI.   Prohibition on Giving / Receiving Gifts

     Every Access Person is prohibited from giving or receiving any gift, favor, preferential treatment, valuable consideration, or other thing of more than a de minimis value in any year to or from any person or entity from, to or through whom the Fund purchases or sells Securities, or an issuer of Securities. For purposes of this Code, "de minimis value" is equal to $100 or less. This prohibition shall not apply to:

a)    salaries,  wages, fees or other  compensation  paid, or expenses paid or reimbursed, in the usual scope of an Access Person's employment responsibilities for the Access Person's employer;

b)    meals,  refreshments or  entertainment of reasonable value in the course of a meeting or other occasion, the purpose of which is to hold bona fide business discussions;

c)    advertising  or  promotional  material of nominal  value,  such as pens, pencils, note pads, key chains, calendars and similar items;

d)    the  acceptance  of gifts,  meals,  refreshments,  or  entertainment  of reasonable value that are related to commonly recognized events or occasions, such as a promotion, new job or recognized holiday; or

e)    the  acceptance  of  awards,  from  an  employer  to  an  employee,  for recognition of service and accomplishment.
VII.  Sanctions

a)    The Compliance  Department  will review  personal  trading  activity and trading records to identify possible violations, including:
i.)   delay in reporting individual investments or investment accounts
ii.)  failure to report individual investments or investment accounts
iii.) filing false or incomplete reports
iv.)  failure to preclear individual trades
v.)   executing trades that violate provisions of this Code
vi.)  failure to comply with the receipt of gifts provision

            Violations   noted  will  be   identified   as  being   technical,
            substantive or material.

b)    Upon  determining  that a  violation  of  this  Code  or its  Associated
            Procedures has occurred,  the Compliance  Department may take such
            actions  or  impose   such   sanctions,   if  any,   as  it  deems
            appropriate, including, but not limited to:
i)    a letter of censure;
ii)   suspension;
iii)  a fine, either nominal or substantial;
iv)   the unwinding of trades;
v)    the disgorging of profits; or
vi)   the recommendation that the employment of the violator be terminated.

c)    Sanctions  listed above may be assessed  individually or in combination.
            Prior violations of the Access Person and the degree of responsibility exercised by the Access Person will be taken into consideration in the assessment of sanctions.

            (In instances where a member of the Access Person's household commits the violation, any sanction will be imposed on the Access Person.)

d)    Violations  of  Investment  Personnel  and  proposed  sanctions  will be reported  to  the  responsible  Chief  Investment  Officer  and/or
            Manager. Violations of other Access Persons and the proposed sanction will be reported to the General Counsel and Director of Audit of Federated Investors, Inc.

e)    All  substantive  or material  violations  of this Code,  any  sanctions imposed with respect thereto, any patterns or trends noted and any difficulties in administration of the Code shall be reported to Senior Management and to the Board of Directors of the Fund, or its Audit Committee, at least annually.

VIII.    Definitions

a)    The "1940 Act" means the Investment Company Act of 1940, as amended.

b)    "Access  Person"  means  any  person  who  participates  in or  who,  in connection  with  his  or  her  duties,  obtains  any  information concerning recommendations on Covered Securities being made by the investment adviser to any Fund. It includes a director, trustee, officer, managing general partner, general partner, or Advisory Person of a Fund, of the Underwriter, and of the Adviser and all family members permanently residing in the same household. (If non-family members also reside in the household, the Access Person must either declare that the Access Person has no influence on the investment decisions of the other party or the Access Person must report the party as an Access Person.).

c)    "Adviser" means any registered  investment  adviser that is an affiliate or subsidiary of Federated Investors, Inc.

d)    "Advisory  Person"  means (i) any  employee of the  Underwriter,  of the
            Adviser or of any company in a control relationship to the Underwriter (which would include any operating company that is an affiliate or a subsidiary of Federated Investors, Inc.), who, in connection with the employee's regular functions or duties, makes, participates in, or obtains information regarding the purchases or sales of a Covered Security by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Fund who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of a Covered Security.

e)    "Associated   Procedures"   means  those  policies,   procedures  and/or
            statements that have been adopted by the Underwriter, the Adviser or the Fund, and which are designed to supplement this Code and its provisions.

f)    "Beneficial  Ownership"  will be  attributed  to an Access Person in all instances where the Access Person (i) possesses the ability to purchase or sell the Covered Securities (or the ability to direct the disposition of the Covered Securities); (ii) possesses voting power (including the power to vote or to direct the voting) over such Covered Securities; or (iii) receives any benefits substantially equivalent to those of ownership. Beneficial ownership shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of
            Section 16a-1(a)(2) of the Securities Exchange Act of 1934, and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all Covered Securities which an Access Person has or acquires.

g)    "Control"  shall  have the same  meaning  as that set  forth in  Section
            2(a)(9) of the 1940 Act.

h)    "Covered  Security"  shall  include  any  Security,  or  interest  in  a
            Security, not expressly excluded by provisions of this Code of Ethics, including without limitation: equity and debt securities; derivative securities, including options on and warrants to purchase equity or debt securities; shares of closed-end investment companies; investments in unit investment trusts; and any related instruments and securities. For purposes of reporting, "Covered Security" shall include futures, swaps and other derivative contracts.

            "Covered Security" shall not include: direct obligations of the Government of the United States or U. S. Government Agencies (regardless of their maturities); bankers' acceptances; bank certificates of deposit; commercial paper; high quality short-term debt instruments, including repurchase agreements; and shares of registered open-end investment companies.

i)    "Disinterested Director" means a director,  trustee, or managing general partner of the Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the 1940 Act.

j)    "Fund" means each investment  company registered under the 1940 Act (and any series or portfolios of such company) for which State Street Bank and Trust Co. serves as recordkeeper and any other investment company or account advised by an Adviser.

k)    "Initial  Public  Offering"  means an offering of securities  registered
            under  the   Securities   Act  of  1933,   the  issuer  of  which,
            immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

l)    "Investment  Person"  or  "Investment  Personnel"  include:  individuals with direct responsibility and authority to make investment decisions affecting the Fund (such as portfolio managers and chief investment officers) and individuals who provide information and advice to such portfolio managers (such as securities analysts); and those who assist in executing investment decisions for the Fund (such as traders) and their related staff members.

m)    "Private  Placement"  or "limited  offering"  means an offering  that is exempt from registration under Section 4(2) or Section 4(6) of the Securities Act of 1933 or pursuant to rule 504, rule 505 or rule 506 under the Securities Act of 1933.

n)    "Purchase  or Sale of a Covered  Security"  includes,  inter  alia,  the writing of an option, future or other derivative contract to purchase or sell a Covered Security.

o)    "Security"  has the  meaning  set forth in Section  2(a)(36) of the 1940
            Act.

p)    "Underwriter"  means any registered  broker-dealer  that is an affiliate or subsidiary of Federated Investors, Inc.




                                   Addendum

                                ACCESS PERSONS
                                  PROCEDURES

Process

Preclearance Approval Using TradeComply
a)    An Access Person  (defined to include all members of the Access Person's household) who wishes to effect a personal securities transaction, whether a purchase, sale, or other disposition, must preclear the Covered Security in TradeComply prior to engaging in the transaction. [Because TradeComply does not include securities being contemplated for purchase by the Federated Global Management portfolio managers, Access Persons executing transactions in foreign securities must complete additional preclearance steps. See "Preclearing Foreign Securities".]

b)    When trading  options,  the Access Person must  preclear the  underlying security before entering into the option contract.

c)    Based  on  established  criteria,  TradeComply  determines  whether  the contemplated transaction should be permitted. The primary criteria applied is whether the Covered Security is on the Federated Equity Restricted List or Open Order lists, or whether the Covered Security was traded by any of the Federated advised funds (fund trade information is updated nightly in TradeComply).

d)    Approval is either granted or denied immediately in TradeComply.

e)    If approval is denied,  the  contemplated  personal  transaction in that
            Covered   Security  is   prohibited   until   prior   approval  is
            subsequently granted upon request in TradeComply.

f)    If  approval  is  granted,  the  Access  Person  is free to  effect  the personal transaction in that Covered Security until the end of the next trading day only. In this regard, open orders extending beyond the next trading day (good till cancel) must be resubmitted for approval in TradeComply to comply with the Code.

g)    All trade requests and their  dispositions are maintained in TradeComply and reviewed by the Compliance Department in conjunction with other information provided by Access Persons in accordance with the Code.

h)    The  Compliance   Department   reviews  all   exceptions   generated  by
            TradeComply after fund trades and personal trades have been compared and determines the appropriate action to be taken to resolve each exception.

Preclearance procedures for the Federated Kaufmann Fund Office
a)    In addition to  obtaining  preclearance  approval  through  TradeComply,
            Access Persons located in the Federated Kaufmann office must complete a preclearance approval form prior to executing a trade in a Covered Security.

b)    The completed form is submitted to Ms. Judith Reardon for approval.
c)    Ms.  Reardon  compares  the request  form with  current or pending  fund transactions in the Federated Kaufmann Fund.

d)    Ms.  Reardon  will grant  approval  to the Access  Person to execute the trade only if there are no trade conflicts identified by Ms. Reardon or through TradeComply.

e)    Ms. Reardon  forwards all  preclearance  request forms to the Compliance
            Department at least monthly.

Preclearing Foreign Securities
a)    All access  persons  wishing  to  execute a personal  trade in a foreign security must first preclear the security in TradeComply. TradeComply will approve or deny the preclearance request based on its knowledge of any fund activity in the security as well as the access person's trading restrictions as defined by their assigned compliance group. If the preclearance request in TradeComply is denied, then the personal trade may not be executed. If, however, the preclearance request in TradeComply is approved, then the access person must obtain a second preclearance approval from the Federated Global trading desk prior to executing the personal trade.

b)    The Head Trader or Senior Vice  President in the New York office will be responsible  for  granting  or  denying  approval  to  the  second preclearance request. If approval is granted, then the access person may execute the personal trade. If, however, approval is denied then the personal trade may not be executed (notwithstanding the first approval granted in TradeComply.)

c)    If  approval   is   granted,   the   following   "Personal   Transaction
            Notification" form must be completed so that the Head Trader can maintain a record of all preclearance requests.

d)    The Head Trader sends a copy of any completed  forms,  whether  approval was granted or denied, to the Compliance Department.

      If extraordinary circumstances exist, an appeal may be directed to the Chief Compliance Officer, Brian Bouda at (412) 288-8634. Appeals are solely within the discretion of the Chief Compliance Officer.






                                   Addendum

                      PERSONAL TRANSACTION NOTIFICATION


I,                                          intend to buy/sell shares of
                                      for my personal account or an account
for which I have discretion. I am aware of no conflict this transaction may pose with any mutual fund managed by Federated Investors or Federated Global Research.


                                Signed by:
                                          ------------------------------

                                Date:
                                          ------------------------------

                                Acknowledged by:
                                                                        ------
                                (Head Trader or Sr. VP)



                            COMPLIANCE DEPARTMENT
                                  PROCEDURES

Preclearance

Preclearance approval and a statement that the Access Person was not aware of any consideration by research analysts or fund portfolio managers of a security for a fund trade or an actual anticipated transaction, shall be conclusive for purposes of reviewing a personal transaction, unless additional facts or a preponderance of circumstances suggest otherwise. This conclusive presumption does not apply to research analysts covering or recommending a Covered Security involved in a fund trade or portfolio managers of a fund making a trade in that security.

Initial Reporting Process

1. A member of the Compliance Department meets with each new Access Person and reviews the Code of Ethics, the Insider Trading Policy and the procedures for preclearing personal securities transactions through TradeComply.

2. The Access Person is required to complete the "Certification and Acknowledgment Form" to acknowledge his/her understanding of the Code of Ethics and return it to the designated Compliance Assistant within ten (10) calendar days.

3. In addition, the Access Person is required to complete the "Personal Security Portfolio Form" which includes the following information:

a)    the full name,  description,  number of shares and  principal  amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person; and

b)    the name and  address  of any  broker,  dealer  or bank  maintaining  an account in which any Securities are held.

4. A separate form must be completed for the Access Person and all household members as defined in Section VIII(b) of the Code. The signed form(s) must be returned to the Compliance Department within ten
      (10) calendar days.

5. A member of the Compliance Department inputs current portfolio holdings information into TradeComply as "initial" holdings.

6. The Compliance Department notifies each broker, dealer or bank that duplicate confirmations and statements for the Access Person and household members, if applicable, must be sent to Brian P. Bouda, Chief Compliance Officer, effective immediately.






Quarterly Reporting Process

1. On the first business day after each calendar quarter end, the Compliance Assistant sends an e-mail to each Access Person giving step-by-step instructions on how to complete the quarterly reporting requirements using TradeComply.

2. Within ten (10) calendar days of the quarter end, the Access Person is required to:

a)    review for accuracy all Covered  Security  transactions  recorded during the previous calendar quarter in all personal and household member accounts;

b)    review all open account information,  including names of brokers,  banks and dealers, addresses and account numbers;

c)    notify the Compliance  Department of any new accounts  established  with brokers, banks or dealers during the quarter and the date the account was established;

d)    resolve any discrepancies with the Compliance Department;

e)    record an electronic signature on TradeComply.

3. Lisa Ling, Compliance Officer, reviews Covered Security transactions executed by any Access Person during the calendar quarter periodically
      throughout  the  quarter  using  the  Compliance   Monitor  function  in
      TradeComply.

4. The Compliance Department issues memos to each Access Person if any transactions he or she has executed during the quarter have been deemed to be either exceptions to or violations of the Code's requirements.

5. Based on the activity and the responses to the memos, the Compliance Department may impose any of the sanctions identified in Section VII.


Annual Reporting Process

1. At least annually, the Compliance Department requires that each Access Person read the Code and certify and acknowledge his/her understanding of the Code and its requirements.

2. This re-certification is required to be completed within ten (10) calendar days of the request. The Compliance Department monitors compliance with this requirement through the electronic signatures on TradeComply.

3.    At the same time, the Compliance  Department provides each Access Person
      with  a  current  list  of  securities   held  in  the  Access  Person's
      account(s) on TradeComply.

4. Within ten (10) calendar days of the request, the Access Person is required to:

a)    review for accuracy all  securities  held in all personal and  household member accounts,  including the title, number of shares
            and principal  amount of each Covered Security in which
            the  Access   Person   had  any   direct  or   indirect
            beneficial ownership;

b)    review all open account information,  including names of brokers,  banks and dealers, addresses and account numbers;

c)    resolve any discrepancies with the Compliance Department;

d)    record an electronic signature on TradeComply.

Reporting to the Board of Directors

1. Each quarter, the Compliance Department will provide reports of any substantive or material violations of the Code to the Board of Directors Audit Committee. The Compliance Department will also report any difficulties in administration of the Code and any trends or patterns of personal securities trading which are deemed by the Compliance Department to be violations of the Code.

2.    The  Compliance  Department  provides  the  Board  with  the name of the
      Access   Person;   the   type  of   violation;   the   details   of  the
      transaction(s); and the types of sanctions imposed, if any.

Record keeping Requirements
The Compliance Department maintains the following books and records in TradeComply for a period no less than six (6) calendar years:

a)    a copy of the Code of Ethics;
b)    a record of any  violation of the Code of Ethics and any action taken as a result of the violation;
c)    a copy of each  report  made by an  Access  Person,  including  initial, quarterly and annual reporting;
d)    a record of all Access Persons (current and for the past five years);
e)    a record of persons responsible for reviewing reports; and
f)    a  copy  of  any  supporting  documentation  used  in  making  decisions regarding action taken by the Compliance Department with respect to personal securities trading.